Exhibit 10.7

AMENDMENT TO

DUKE ENERGY CORPORATION

2006 LONG-TERM INCENTIVE PLAN

The Duke Energy Corporation 2006 Long-Term Incentive Plan (the “Plan”) is amended, effective as of February 27, 2007, as follows:

1. The fourth sentence of Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

“The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock, treasury stock or shares of Common Stock acquired in the open market.”

This amendment has been signed by an authorized officer of Duke Energy Corporation as of the date specified above.

DUKE ENERGY CORPORATION

/s/ Christopher C. Rolfe
Christopher C. Rolfe
Group Executive and
Chief Administrative Officer